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Exhibit 99.1

For Immediate Release

UnitedGlobalCom Announces Extension of
Expiration Date of Rights Offering

        Denver, Colorado—January 23, 2004: UnitedGlobalCom, Inc. (UGC) (Nasdaq: UCOMA, UCOMR), announced today that it has extended the expiration time for its previously announced rights offering to 5:00 p.m., New York City time, on Thursday, February 12, 2004, unless terminated or further extended by UGC. As a result of the extension of the expiration time, the deadline for holders of Class A rights to have an order to the subscription agent for the subscription agent to sell Class A rights on their behalf has been extended to 11:00 a.m., New York City time, on February 5, 2004, the fifth business day before the expiration time. The last date that the subscription agent will attempt to sell Class A rights on behalf of holders that make such an order has been extended to 5:00 p.m., New York City time, on Monday, February 9, 2004, the third business day before the expiration time. Foreign holders will now have until 11:00 a.m., New York City time, on February 5, 2004 to notify and provide acceptable instructions to the subscription agent regarding the transfer or exercise of rights.

        The close of business on January 21, 2004 was the record date for the issuance of the rights to UGC's stockholders. Based on the number of shares outstanding at the record date, UGC distributed:

  •
  82,950,198 Class A rights to holders of UGC Class A common stock, which number may be increased to account for rounding,

  •
  2,295,445 Class B subscription rights to the holder of UGC Class B common stock, and

  •
  84,874,594 Class C subscription rights to holders of UGC Class C common stock.

        Each whole Class A right will entitle each holder of record to purchase one share of Class A common stock, each whole Class B right will entitle each holder of record to purchase one share of Class B common stock and each whole Class C right will entitle each holder of record to purchase one share of Class C common stock, each at a subscription price of $6.00 per share. In addition, each rightsholder who exercises all of its rights will be entitled to subscribe, at the same per share subscription price, for up to that number of shares of common stock that are not purchased by other holders of the same class of rights. The Class A subscription rights are traded on the Nasdaq National Market under the symbol "UCOMR".

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        No prospectus related to the rights offering has been, or will be, filed for registration with any authority outside of the United States. The rights and shares of common stock are not being, and except in the limited circumstances set out in the prospectus may not be, offered or sold to any person outside the United States.

        The shares of common stock may only be offered by means of a prospectus. The prospectus, rights certificates and related documents have been mailed to stockholders of record and will also be made available, as applicable, for distribution to beneficial owners of UGC's common stock. Copies of the prospectus related to the rights offering may be obtained by contacting the information agent for the rights offering, Mellon Investor Services LLC at 1-888-684-7182. Foreign holders may contact the information agent at 1-201-329-8660.

About UnitedGlobalCom:

        UGC is the largest international broadband communications provider of video, voice, and high-speed Internet services with operations in 15 countries. Based on UGC's operating statistics at September 30, 2003, the company's networks pass 12.6 million homes and serve over 9 million RGUs, including 7.4 million video subscribers, 717,900 voice subscribers and 868,000 high-speed Internet access subscribers.

        Note: Except for historical information contained herein, this news release contains forward looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include regulatory approvals, as well as other factors detailed from time to time in UGC's filings with the Securities and Exchange Commission.

Contact:

  Rick Westerman, CFO
  UnitedGlobalCom, Inc.
  Tel: (303) 220-6647
  Fax: (303) 770-3464
  Email: rwesterman@unitedglobal.com

        Please visit our website at www.unitedglobal.com for further information about the company.

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UnitedGlobalCom Announces Extension of Expiration Date of Rights Offering